Exhibit 10.13.2
Execution

AMENDMENT NO. 1 TO SUPPLY AGREEMENT
This Amendment No. 1 to Supply Agreement, dated as of February 7, 2020 (this “Amendment”), is entered into by and between Nexperia B.V., a private limited liability company incorporated under the laws of the Netherlands, with its registered office at Jonkerbosplein 52, 6534 AB Nijmegen, the Netherlands (“Nexperia”) and Transphorm, Inc., a Delaware corporation (“Transphorm”), and amends that certain Supply Agreement, dated as of April 4, 2018, by and between Nexperia and Transphorm (the “Agreement”). Capitalized terms used herein but not defined herein are used as defined in the Agreement.
W I T N E S S E T H:
WHEREAS, Transphorm intends to enter into an agreement and plan of merger and reorganization with Peninsula Acquisition Corporation (“Parent”) and Peninsula Acquisition Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Transphorm, the corporate existence of Merger Sub will cease, and Transphorm will become a wholly-owned subsidiary of Parent (the “Transaction”), which Transaction will result in a change of Control of Transphorm;
WHEREAS, Section 2.4 of the Agreement provides that certain restrictions set forth in the Agreement shall not apply following an acquisition of Transphorm by a third party that does not Control, is Controlled by, or is under common Control with, Transphorm prior to such acquisition;
WHEREAS, the Parties wish to clarify that Section 2.4 will not apply with respect to a change of Control resulting from or in connection with the Transaction;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.
For purposes of Section 2.4 of the Agreement, the Transaction shall not be deemed to be or result in an acquisition of Transphorm by a third party that does not Control, is Controlled by, or is under common Control with, Transphorm prior to such acquisition. Accordingly, following the consummation of the Transaction, the restrictions set forth in Sections 2.1 through 2.3 of the Agreement shall continue to apply in accordance with the terms of the Agreement.

2.
After giving effect to this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Agreement as amended by this Amendment.

3.
Except as set forth in this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.  In the event of conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment will control.

4.
The Agreement, as amended by this Amendment, constitutes the entire understanding and agreement of the parties, and supersedes all prior written or oral agreements, with respect to the subject matter hereof. The terms of Section 18.12 of the Agreement are incorporated herein by reference, mutatis mutandis, and the Parties hereto agree to such terms.

5.
This Amendment may be executed in counterparts, and transmitted by facsimile or by electronic mail with scan attachment or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party's signature, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

AS WITNESS, the Parties have, by their duly authorized representatives, executed this Amendment on the date first written above.

NEXPERIA B.V.		TRANSPHORM, INC.

By:	/s/ Charles Smit	By:	/s/ Primit Parikh

Print Name:	Charles Smit	Print Name:	Primit Parikh

Title:	SVP & General Counsel	Title:	Co Founder & COO

[Signature page to Amendment No. 1 to Supply Agreement]